<Date stamp of the Secretary of State for the State of Nevada dated November
18, 1998 appears here>

                      ARTICLES OF MERGER FOR
                     ENTERTAINMENT 21, INC.,
                       A NEVADA CORPORATION

Pursuant to the provisions of Section 92A.200 of the Nevada Revised Statutes, Entertainment 21, Inc., a Nevada corporation (the "Corporation"), hereby adopts and files the following Articles of Merger as the surviving corporation to the merger of PCG Media, Inc., a Nevada corporation ("PCG"), with and into the Corporation:

FIRST: The name and place of incorporation of each corporation which is a party to this merger is as follows:

Name                          Place of Incorporation
----                          ----------------------
Entertainment 21, Inc.        Nevada
PCG Media, Inc.               Nevada

SECOND: The Agreement and Plan of Merger (the "Plan") governing the merger between the Corporation and PCG, has been adopted by the Board of Directors of the Corporation and PCG.

THIRD: The approval of the shareholders of the Corporation and PCG was required to effectuate the merger. The number of shares of stock outstanding in each of the corporations (and the number of votes entitled to be cast) as of the date of the adoption of the Plan was as follows:

Entity                  Type of Shares Number of Shares    Outstanding
------                  -------------------------------    -----------
Entertainment 21, Inc.  Common                             1,250,000
PCG Media, Inc.         Common                             1,070

The number of shares of stock of each corporation which voted for and against the Plan was as follows:

Entity                    Type of Shares       For        Against
------                    --------------       ---        -------
Entertainment 21, Inc.    Common               700,000       0
PCG Media, Inc.           Common                 1,000       0

FOURTH: The number of votes cast for the Plan by each voting group entitled to vote was sufficient for approval of the merger by each such voting group.

 FIFTH: Following the merger Article I of the Articles of Incorporation of the surviving corporation shall be amended as follows:

Delete Article I in its entirety and substitute in its place the following:

                            ARTICLE I

The name of the Corporation is PCG Media, Inc.

SIXTH: The complete executed Plan is on file at the registered office or other place of business of the Corporation.
SEVENTH: A copy of the Plan will be furnished by the Corporation, on request and without cost, to any shareholder of either corporation which is a party to the merger.

EIGHTH: The merger will be effective upon the filing of the Articles of Merger.

DATED this 16th day of November, 1998.

ENTERTAINMENT 21, INC.


By /s/ John W. Peters
   ------------------
   John W. Peters, President


By /s/ Anita Patterson
   -------------------
   Anita Patterson, Secretary

STATE OF UTAH        )
                     : ss.
COUNTY OF SALT LAKE  )

On the 16th day of November, 1998, personally appeared before me John W. Peters and Anita Patterson personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary of Entertainment 21, Inc., and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said John W. Peters and Anita Patterson acknowledged to me that said corporation executed the same.

M. Jeanne Ball
--------------
NOTARY PUBLIC

PCG MEDIA, INC.


By /s/ Ed E. Enloe
   ---------------
   Ed E. Enloe, President


By /s/ David W. Port
   -----------------
   David W. Port, Secretary

STATE OF MISSOURI    )
                     : ss.
COUNTY OF JACKSON    )

On the 18th day of November, 1998, personally appeared before me Ed E. Enloe and David W. Port personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary of PCG Media, Inc., and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said Ed E. Enloe and David W. Port acknowledged to me that said corporation executed the same.


/s/ M. Jeanne Ball
------------------
NOTARY PUBLIC